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                                                                   April 8, 2004



EchoStar DBS Corporation,
      9601 S. Meridian Boulevard,
           Englewood, Colorado 80112.

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (a) $1,000,000,000 principal amount of the 5-3/4% Senior Notes due 2008 (the "2008 Notes") of EchoStar DBS Corporation, a Colorado corporation (the "Company"), (b) $1,000,000,000 principal amount of the Company's 6-3/8% Senior Notes due 2011 (the "2011 Notes") and (c) $500,000,000 principal amount of the Company's Floating Rate Senior Notes due 2008 (the "Floating Rate Notes" and, together with the 2008 Notes and the 2011 Notes, the "Securities") issued, in the case of the 2008 Notes, pursuant to an Indenture, dated as of October 2, 2003 (the "2008 Note Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the



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EchoStar DBS Corporation
                                                                             -2-


"Trustee"), in the case of the 2011 Notes, pursuant to an Indenture, dated as of October 2, 2003 (the "2011 Note Indenture"), among the Company, the Guarantors and the Trustee and, in the case of the Floating Rate Notes, pursuant to an Indenture, dated as of October 2, 2003 among the Company, the Guarantors and the Trustee (the "Floating Rate Note Indenture" and, together with the 2008 Note Indenture and the 2011 Note Indenture, the "Indentures"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Pursuant to each Indenture, each of the Securities issued pursuant to such Indenture has been endorsed with a Guarantee (a "Guarantee") of each of the Guarantors.

         Upon the basis of such examination and subject to the foregoing, and subject also to the qualifications set forth below, we advise you that, in our opinion, when the Securities and Exchange Commission (the "Commission") declares the Company's Registration Statement on Form S-4 relating to the Securities (the "Registration Statement")



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EchoStar DBS Corporation
                                                                             -3-


effective and the Securities have been duly executed, delivered and authenticated in accordance with the terms of the Indenture, the Securities and the Guarantees endorsed thereon will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         As contemplated above, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Colorado Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, nor with respect to any Federal or state laws relating to communications or telecommunications, including without limitation, the Communications Act of 1934, as amended, and any laws which regulate individuals, companies or businesses because such


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EchoStar DBS Corporation
                                                                             -4-

entities provide communications or telecommunications services, including the provision of satellite broadcast television services. With respect to all matters of Colorado law, we have, with your approval, relied upon the opinion, dated April 8, 2004, delivered to you, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion. We believe you and we are justified in relying on such opinion for such matters.

         Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors and other sources believed by us to be responsible, and we have assumed that each of the Indentures and the Guarantees has been duly authorized, executed and delivered by each of the parties thereto other than the Company, that the Securities and Guarantees endorsed thereon conform, will conform, to the specimens thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.



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EchoStar DBS Corporation
                                                                             -5-


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Notes" in the prospectus forming a part of the Registration Statement. In giving such consent, we do no thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                             Very truly yours,


                                             /s/ SULLIVAN & CROMWELL LLP